EXHIBIT 10.34

[PALATIN LOGO]
--------------------------------------------------------------------------------
                                                            EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of October, 2005, is entered into by Palatin Technologies, Inc., a Delaware corporation with its principal place of business at 4C Cedar Brook Drive, Cranbury, NJ, 08512 (the "Company"), and "), and Stephen T. Wills.

The Company desires to continue employing the Employee, and the Employee desires to continue to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.0 TERM OF EMPLOYMENT. The Company hereby agrees to continue employing the Employee, and the Employee hereby accepts the continuation of employment with the Company, upon the terms set forth in this Agreement, for a two year period commencing on October 1, 2005 (the "Commencement Date") and ending on the second anniversary of the Commencement Date unless sooner terminated in accordance with the provisions of Section 4.

2.0  POSITION TITLE & CAPACITY

     2.1 The Employee shall serve as Chief Financial Officer, with responsibilities consistent with this position and as the Company's Board of Directors (the "Board") may determine from time to time, with powers and duties as may be determined, from time to time, by the Board, consistent with the Employee's position. The Employee shall report to the Company's Board of Directors. The Employee shall be based at the Company's corporate headquarters, which is based in Cranbury, New Jersey. The Employee shall also be available for travel at such times and to such places as may be reasonably necessary in connection with the performance of his duties hereunder.


2005-2007 Employment Agreement, Stephen T. Wills                    Page 1 of 17

     2.2 The Employee may serve as an employee director on the Company's Board of Directors (the "Board") as determined and approved by the Board during the employment period; however upon termination of employment for any reason, the Employee will no longer serve as a member of the Company's Board of Directors and will take any and all actions necessary to effectuate such resignation as may be reasonably requested by the Company.

     2.3 The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to him. The Employee agrees to devote substantially all of his business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     2.4 The Employee specifically covenants, warrants and represents to the Company that he has the full, complete and entire right and authority to enter into this Agreement, that he has no agreement, duty, commitment or responsibility of any kind or nature whatsoever with any corporation, partnership, firm, company, joint venture or other entity or other person which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to this Agreement, that he is not in possession of any document or other tangible property of any corporation, partnership, firm, company, joint venture or other entity or other person of a confidential or proprietary nature which


2005-2007 Employment Agreement, Stephen T. Wills                    Page 2 of 17
         would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to his Agreement, and that he is fully ready, willing and able to perform each and all of his duties, obligations and responsibilities to the Company pursuant to this Agreement.

3.0 COMPENSATION AND BENEFITS. During the Employment Period, unless sooner terminated in accordance with the provisions of Section 4, the Employee shall receive the following compensation and benefits:

3.1 SALARY. The Company shall pay the Employee, in equal semi-monthly installments or otherwise in accordance with the Company's standard payroll policies as such policies may exist from time to time, an annual base salary of $285,000. Such salary shall be subject to review thereafter, as determined by the Company's Compensation Committee and approved by the Board, on an annual basis, but the Board shall not decrease the Employee's annual base salary at any such annual review.

3.2 CASH PERFORMANCE BONUS. The Employee will be included in the Company's annual discretionary bonus compensation program based on a June 30th year end in an amount to be decided by the Company's Compensation Committee and approved by the Board, payable no later than September 30th of each year during the Employment Period. Such performance bonus compensation shall be based upon yearly objectives mutually agreed upon by and between the Employee and the Company.

3.3 STOCK OPTIONS. As additional compensation for services rendered, the Company has granted to the Employee the right and option (the "Option") to purchase shares of the Company's Common Stock (the "Option Shares"), subject to the vesting schedule set forth in subparagraph c hereof and the adjustments set forth in subparagraph g hereof. The Option is intended to be, to the maximum extent possible, a qualified incentive stock option, subject to the aggregate fair market value and other provisions of the Internal Revenue Service Code, as described in the Company's 2005 Stock Plan (the "Plan"). To the extent there are any inconsistencies between this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

(a) PURCHASE PRICE. Except as otherwise provided in subparagraph g hereof, the purchase price (the "Option Price") of the Option Shares shall be as stated on the option grant as approved by the Company's Board of Directors.

(b) OPTION TERM. Except as otherwise provided in the Plan or in this Agreement, the Option shall expire on the first to occur of: (i) 24 months following the Employee's termination of employment, or (ii) 10 years from the Commencement Date.


2005-2007 Employment Agreement, Stephen T. Wills                    Page 3 of 17

(c) EXERCISE OF OPTIONS.

(i) Except as otherwise provided in the Plan and under section 3.3b hereof, the right of the Employee to exercise Stock Options is conditioned upon the
Employee: (A) being in the employ of the Company, whether pursuant to this Agreement or otherwise, or (B) serving as a director of the Company.

(ii) Stock Options shall vest (except as otherwise provided in the Plan) per the provisions as stated on the option grant as approved by the Company's Board of Directors.

(iii) The Options may be exercised, to the extent vested, in whole or in part, at any time or times prior to the expiration or other termination thereof.

(d) METHOD OF EXERCISING OPTIONS.

(i) The Option may be exercised by giving written notice, in form substantially as set forth in the Company's Stock Option Exercise Form, , to the Company at its principal office, specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for such Option Shares. Only full shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of the Option shall be forfeited.

     The purchase price for the Option Shares shall be payable, in cash or its equivalent.

(ii) Upon receipt of such notice and payment, the Company, within three (3) business days after Exercise, shall deliver or cause to be delivered a certificate or certificates representing the Option Shares with respect to which the Option is exercised. The certificate or certificates for such Option Shares shall be registered in the name of the person exercising the Option (or, if the Employee shall so request in the notice exercising the Option, in the name of the Employee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.

(iii) In the event the Option is exercised by any person after the death or Disability of the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Option Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

(e) NON-TRANSFERABILITY OF OPTION. The Option may not be assigned or transferred, in whole or in part, by the Employee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Employee, the Option shall be exercisable only by the Employee or, in the event of his Disability, by his legal representative.


2005-2007 Employment Agreement, Stephen T. Wills                    Page 4 of 17

(f) WITHHOLDING OF TAXES. The obligation of the Company to deliver Option Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

(g) ADJUSTMENTS. The number of Option Shares and the Option Price shall be adjusted as set forth herein:

     (i) In the event that a stock dividend shall be declared on the Common Stock payable in shares of the Common Stock, the Option Shares shall be adjusted by adding to each Option Share the number of shares which would be distributed thereon if such Option Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

     (ii) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company whether through re-capitalization, stock split, combination of shares, or otherwise, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

     (iii)In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for shares of stock or other securities of another corporation, whether through reorganization, sale of assets, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

(h) SHARE OWNERSHIP. Neither the Employee nor the Employee's legal representatives nor the executors or administrators of his estate shall be or be deemed to be the holder of any share of Common Stock covered by an Option unless and until a certificate for such share shall have been issued.

3.4 FRINGE-BENEFITS. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall also be entitled to holidays and annual vacation leave in accordance with the Company's policy as it exists from time to time.

3.5 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee


2005-2007 Employment Agreement, Stephen T. Wills                    Page 5 of 17
     of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

3.6 INSURANCE. The Employee will be covered under the Company's Directors' and Officers' liability insurance to the same extent the Company's directors and other officers are covered.

4.0 EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1 Expiration of the Employment Period in accordance with Section 1, unless continued employment is mutually agreed upon between the Company and the Employee;

4.2 At the election of the Company, for Cause (as defined in Section 6), immediately upon written notice by the Company to the Employee, which notice of termination shall have been approved by a majority of the Board;

4.3 Immediately upon the death or determination of Disability (as defined in Section 6) of the Employee;

4.4 At the election of the Employee, for Good Reason (as defined in Section 6), immediately upon written notice of not less than sixty (60) days prior to termination by the Employee to the Company;

4.5 At the election of the Employee, within twelve (12) months following a Change in Control (as defined in Section 6), immediately upon written notice by the Employee to the Company;

4.6 At the election of either party, upon written notice of termination (the "Notice of Termination").


2005-2007 Employment Agreement, Stephen T. Wills                    Page 6 of 17

5.0 EFFECT OF TERMINATION

5.1 COMPENSATION & BENEFITS

(a) As referenced in this section, compensation following the Employee's termination shall be in the form of severance. Severance will be based on the employee's base salary in effect as of the employee's last day of employment, and will be paid in installments in accordance with the Company's regular payroll schedule in effect at the time of termination.

(b) Severance is not considered compensation for purposes of employee and employer matching contributions under the 401(k) plan;

(c) As referenced in this section, upon termination of the Employee's employment with the Company, medical and dental benefits will be available to the Employee, at his election, solely pursuant to the provisions of COBRA with the Company paying the full cost of COBRA coverage for a period up to 18 months if employment is terminated for any reason except an Employee resignation without Good Reason (as defined in Section 6) and a Company discharge for Cause. If the Employee is discharged for Cause or the Employee resigns without Good Reason, the Employee will be required to remit the COBRA cost (102% of total benefit cost) of coverage.

(d) Upon termination of the Employee's employment with the Company, apart from the Employee's election under COBRA to continue medical and dental benefits (as described in Section 5.1c), the Employee will cease to be eligible for participation in the Company's health and welfare insurance and any other fringe benefit programs that pursuant to their contracts or Company policy require an active employee status.

(e) Upon termination of the Employee's employment with the Company, apart from the Employee's election under COBRA to continue medical and dental benefits (as described in Section 5.1c), the Employee will cease to be eligible for participation in the Company's health and welfare insurance and any other fringe benefit programs that pursuant to their contracts or Company policy require an active employee status.

5.2 TERMINATION BY THE COMPANY OR AT ELECTION OF THE EMPLOYEE (OTHER THAN FOR GOOD REASON).

(a) If the EMPLOYEE ELECTS TO TERMINATE HIS EMPLOYMENT (other than for Good Reason) pursuant to Section 4.6, no severance and/or benefits shall be paid, and the Employee shall be entitled only to receive payment of his earned but unpaid salary, and accrued vacation, as of his last day of actual employment by the Company (the "Date of Termination");


2005-2007 Employment Agreement, Stephen T. Wills                    Page 7 of 17

 (b) If the COMPANY ELECTS TO TERMINATE THE EMPLOYEE (other than for Cause) pursuant to Section 4.6, the Company shall pay to the Employee his salary in effect at that time for the greater of an eighteen (18) month period following the Date of Termination, or for the duration of the then current Employment Period, plus medical and dental benefits (as described in Section 5.1c);

(c) If the COMPANY TERMINATES THE EMPLOYEE FOR CAUSE pursuant to Section 4.2, no severance and/or benefits shall be paid, and the Employee shall be entitled only to receive payment of his earned but unpaid salary, and accrued vacation, as of the Date of Termination. Employee may elect COBRA medical and dental benefits, in which case the Employee will be required to remit the COBRA cost (102% of total benefit cost) of coverage.

5.3 TERMINATION BY EMPLOYEE ELECTION FOR GOOD REASON. If the Employee terminates employment at his election for Good Reason pursuant to Section 4.4, the Company shall pay to the Employee his salary in effect at that time for the greater of an eighteen (18) month period following the Date of Termination, or for the duration of the then current Employment Period, plus medical and dental benefits (as described in Section 5.1c).

5.4 TERMINATION FOLLOWING A CHANGE IN CONTROL. If the Employee or Company terminates the employment relationship following a Change In Control pursuant to
Section 4.5:

(a) The Company shall pay to the Employee his annual salary in effect at that time in a lump sum amount, calculated at one and one-half (1.5) times such annual salary, within ten (10) business days following the Date of Termination plus medical/dental care benefits (as described in Section 5.1c);

(b) All options to purchase shares of capital stock of the Company previously granted to the Employee pursuant to any stock option plan with the Company which have not vested at such time shall immediately vest and become fully exercisable in accordance with their terms, and shall remain exercisable for a period of 24 months following the Date of Termination;

(c) For a six (6) month period after the Date of Termination, the Company shall reimburse the Employee for reasonable fees and expenses incurred by him for the purpose of locating employment in an amount, not to exceed $25,000, mutually agreed upon by and between the Employee and the Company, including the fees and expenses of consultants and other persons retained by him for such purpose, promptly, within ten days, receipt by the Company of satisfactory evidence of payment of such fees and expenses.

(d) Section 409A of the Code. In all respects, the definition of "Change in Control" contained herein shall


2005-2007 Employment Agreement, Stephen T. Wills                    Page 8 of 17
be interpreted and administered so as to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of United States Treasury ("Treasury") Notice 2005-1, and any successor statute, regulation and guidance thereto. If the definition of Change in Control is inconsistent with any of the foregoing, the definition of Change in Control in Treasury Notice 2005-1 and any successor Change in Control definition thereto shall be incorporated into this Agreement by reference. In the event the Treasury issues additional guidance which requires modification(s) to the definition of Change in Control to comply with the requirements of Section 409A of the Code and the Treasury guidance issued pursuant to the same or Section 409A of the Code is modified, the Executive and Company shall amend this Agreement by way of mutual agreement to comply with the same. If at any time the Change in Control benefits or payments pursuant to this Section 3 are found to be in violation of Section 409A of the Code, Treasury Notice 2005-1, or any successor statute, regulation and guidance thereto, Company shall pay Executive an additional amount to "gross up" any payments made to Executive to make the Executive whole for any additional taxes imposed on the Executive as a result of
Section 409A of the Code or any successor statute including, without limitation, additional excise, employment, state, federal and local income taxes due on such gross up payment.

5.5 TERMINATION BY REASON OF THE EMPLOYEE'S DEATH OR DISABILITY. If, prior to the expiration of the Employment Period, the Employee's employment is terminated by the Employee's death or Disability pursuant to Section 4.3,

(a) The Company shall pay to the Employee, or in the case of the Employee's death, to the estate of the Employee, the severance and medical and dental benefits (as described in Section 5.1c).

(b) All options to purchase shares of capital stock of the Company previously granted to the Employee pursuant to any stock option plan with the Company which have not vested at such time shall immediately vest and become fully exercisable in accordance with their terms, and shall remain exercisable for a period of 24 months following the Date of Termination.

5.6 WITHHOLDING AND DEDUCTIONS. (a) All payments hereunder shall be subject to withholding and to such other deductions as shall at the time of such payment be required pursuant to any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the executors or administrators to the Employee's estate, the delivery to the Company of all necessary tax waivers and other documents. (b) In the event the Employee is required pursuant to Section 4999 of the Internal Revenue Code to pay (through withholding or


2005-2007 Employment Agreement, Stephen T. Wills                    Page 9 of 17
otherwise) an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Code) made by the Company pursuant to Section
5.4 of this Agreement, the Company shall pay the Employee such additional amounts as are necessary to place the Employee in the same after tax financial position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code. (c) In the event the Employee is required to pay any federal, state or local income taxes as a result of the Company's payment of the Employee's COBRA premiums under this Section 5, the Company shall pay the Employee such additional amounts as are necessary to place the Employee in the same after-tax financial position that he would have been in if he had not incurred any such tax liability.

5.7 RELEASE OF CLAIMS. The Employee's entitlement to severance, payment of COBRA premiums, and accelerated vesting of options under any subparagraph of this
Section 5, is contingent upon the Employee's execution of a general release of claims in a form prepared by the Company and presented to the Employee upon termination of his employment hereunder, as well as the Employee's compliance with the provisions of Section 7 hereof.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 10 of 17

5.8 NO REQUIREMENT TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise.

6.0 DEFINITIONS. For purposes of this Agreement the following definitions apply:

6.1 "CAUSE" shall mean the occurrence of any of the following circumstances:

(a) (i) the Employee's material breach of, or habitual neglect or failure to perform the material duties which he is required to perform under, the terms of this Agreement; (ii) the Employee's material failure to follow the reasonable directives or policies established by or at the direction of the Board; or (iii) the Employee's engaging in conduct that is materially detrimental to the interests of the Company such that the Company sustains a material loss or injury as a result thereof, provided that the breach or failure of performance by the Employee under subparagraphs (i) through (iii) hereof is not cured, to the extent cure is possible, within ten (10) days of the delivery to the Employee of written notice thereof;

(b) the willful breach by the Employee of
Section 7 of this Agreement or any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the Employee and the Company; or

(c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony. 6.2 "DISABILITY" shall mean the inability of the Employee, by reason of illness, accident or other physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period, to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided, however, that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 11 of 17

6.3 "GOOD REASON" shall mean the occurrence of any of the following circumstances, and the Company's failure to cure such circumstances within thirty (30) days of the delivery to the Company of written notice by the Employee of such circumstances:

(a) any significant diminution in the Employee's duties and responsibilities as described in Section 2.1 hereof, or assignment of duties and responsibilities inconsistent with the Employee's position;

(b) any reduction in the Employee's salary as in effect on the Commencement Date or as the same may be increased from time to time;

(c) the failure of the Company to continue in effect any material compensation or benefit plan in which the Employee participates as in effect on the Commencement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as in effect on the Commencement Date;

(d) the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's health and welfare insurance, retirement and other fringe-benefit plans insurance, which the Employee was participating as in effect on the Commencement Date, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which he is entitled in accordance with the Company's normal vacation policy in effect on the Commencement Date or in accordance with any agreement between the Employee and the Company existing at that time; or

(e)  the relocation of the Employee to a location which is greater than fifteen
     (15) miles from Cranbury, New Jersey.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 12 of 17

6.4 "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

(b) individuals who, as of the Commencement Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no "person" (as defined in Section 6.4(a)) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(d)  a sale of all or substantially all of the assets of the Company.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 13 of 17

7.0 RESTRICTIVE COVENANTS

(a) For the purposes of this Agreement:

     (i) "COMPETING PRODUCTS" means any products or processes of any person or organization other than the Company in existence or under development, which are substantially the same, may be substituted for, or applied to substantially the same end use as the products or processes that the Company is developing or has developed or commercialized during the time of the Employee's employment with the Company.

     (ii) "COMPETING ORGANIZATION" means any person or organization engaged in, or with definitive plans to become engaged in, research or development, production, distribution, marketing or selling of a Competing Product.

(b) The Employee acknowledges that he has, on or prior to the date of the Agreement, executed and delivered to the Company an Employee Agreement on Confidentiality, Intellectual Property, Debarment Certification and Conflict of Interest (the "Confidentiality Agreement") and the Employee hereby affirms and ratifies his obligations thereunder; and the Employee agrees that after termination by the Company for Cause pursuant to Section
     4.2 (except in the case where such termination occurs within 12 months following a Change in Control), by the Employee pursuant to Section 4.6, or by either party upon expiration of the Employment Period, he will not render services of any nature, directly or indirectly, to any Competing Organization in connection with any Competing Product within any geographical territory as the Company and such Competing Organization are or would be in actual competition, for a period of six (6) months, commencing on the Date of Termination.

(c) The Employee agrees that he will not, during the Employment Period and for a period of nine (9) months commencing on the Date of Termination, directly or indirectly employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Company or any parent, subsidiary or affiliate of the Company.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 14 of 17

(d) In the event a court of competent jurisdiction should find any provision in this Section 7 to be unfair or unreasonable, such finding shall not render such provision unenforceable, but, rather, this provision shall be modified as to subject matter, time and geographic area so as to render the entire section valid and enforceable.

8.0 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon either: (a) personal delivery; or (b) three (3) days following deposit in the United States Post Office for delivery by registered or certified mail, postage prepaid, or one (1) day following deposit with a reputable overnight courier service, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9.0 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. 10.0 ENTIRE AGREEMENT. This Agreement, together with the "Confidentiality Agreement", constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

11.0 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee. 12.0 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of New Jersey, without regard to its principles of conflict of laws.

13.0 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Employee are unique and personal and shall not be assigned by him.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 15 of 17

14.0 WAIVER OF BREACH.

14.1 WAIVER BY THE COMPANY. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. No waiver by the Company shall be valid unless in writing signed by an authorized officer of the Company and approved by a majority of the Board. 14.2 WAIVER BY THE EMPLOYEE. No delay or omission by the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. No waiver by the Employee shall be valid unless in a writing signed by the Employee.

15.0  MISCELLANEOUS.

15.1 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. 15.2 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

16.0 SURVIVAL. The provisions of Sections 3.3, 5, 6, 7 and 8 shall survive the termination of this Agreement.

17.0 ATTORNEY'S FEES. The Company shall reimburse the Employee for all legal fees and expenses associated with the negotiation and drafting of this Agreement, upon reasonable documentation thereof, up to a maximum of $5,000.


2005-2007 Employment Agreement, Stephen T. Wills                   Page 16 of 17

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the day and year set forth above.

PALATIN TECHNOLOGIES, INC.                    EMPLOYEE

By:_____________________________              ________________________________
Name: Carl Spana                              Stephen T. Wills
Title: Chief Executive Officer/President      Executive V.P. of Operations and
                                              Chief Financial Officer

Date:____________________________             Date: ____________________________


2005-2007 Employment Agreement, Stephen T. Wills                   Page 17 of 17